COMPANY:     Perma-Pipe International Holdings, Inc.
CONTACTS:     David Mansfield, President and CEO
(847) 966-1000

Perma-Pipe Investor Relations
(847) 929-1200
investor@permapipe.com

Perma-Pipe International Holdings, Inc. Announces First Quarter Financial Results.

•	Net sales of $28.9 million for the quarter

•	Operating results improved to a loss of $1.1 million in the first quarter in 2018

•	Backlog of $53.8 million increased by 15% or $7.1 million since January 31, 2018

NILES, IL, June 12, 2018 - Perma-Pipe International Holdings, Inc. (NASDAQ: PPIH) announced today financial results for the first quarter ended April 30, 2018.

President and CEO David Mansfield commented, "Our revenues in the first quarter are a significant improvement over the corresponding quarter of the prior year. While some individual market segments decreased, the increases in other market segments more than offset this, and both of our geographic regions showed improvements."

"The combination of increased revenues of $5.4 million together with a sustained reduction in overhead costs has enabled us to reduce our loss from operations by $2.8 million when compared to the first quarter of the prior year".

"Some notable improvements to our earnings compared to last year were meaningful increases to our leak detection business and to our operations in India, both of which have recently received an increased strategic focus from us", Mr. Mansfield continued.

"The current year has commenced generally in line with our expectations, which are of gradually improving market conditions. It was also an encouraging indication of the future that our new contract awards during the first quarter have increased versus last year and our backlog is now 15% higher than it was at January 31" concluded Mr. Mansfield.

First Quarter 2018 Results

Net sales increased 22.9% to $28.9 million in the first quarter of 2018, from to $23.5 million during the same period in 2017. Higher revenues resulted from increased sales in the domestic oil and gas business, and in the Middle East.

Gross profit increased to $4.2 million in the first quarter of 2018, from $1.8 million during the same period in 2017. This 136.7% improvement is due to increased volumes, North American product mix, and the utilization of previously reserved inventory of $0.4 million.

Selling expenses decreased by 13.2% to $1.1 million in the first quarter of 2018, from $1.3 million during the same period in 2017. This improvement was due to management changes in the Middle East and realignment of the North American sales organization. General and administrative expenses decreased by 7.1% to $4.0 million in the current quarter of 2018, from $4.3 million in the prior-year quarter in 2017. In the prior-year quarter of 2017 the Company recognized a $0.4 million realized foreign exchange loss on the repayment of a loan extended to a foreign subsidiary.

Net interest expense increased to $0.3 million in the current quarter from $0.2 million in the prior-year quarter due to higher borrowings and higher interest rates, both domestic and foreign.

Results from operations improved by $2.8 million to a pre-tax loss of $1.2 million in the current quarter, from $4.0 million in the prior-year quarter. The positive contributing factors were increased sales, increased volume, and utilization of previously reserved inventory of $0.4 million.

Cash flow for the first three months of 2018 were neutral, compared to cash used in operations of $1.0 million during the first three months of 2017. This represents an improvement of $1.0 million in cash generated by operations when compared to the prior year.

Perma-Pipe International Holdings, Inc.
Perma-Pipe International Holdings is a global leader in pre-insulated piping and leak detection systems for oil and gas gathering, district heating and cooling, and other applications. It uses its extensive engineering and fabrication expertise to develop piping solutions that solve complex challenges regarding the safe and efficient transportation of many types of liquids. In total, Perma-Pipe has operations at seven locations in five countries.

Forward-Looking Statements
Certain statements and other information contained in this press release that can be identified by the use of forward-looking terminology constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and are subject to the safe harbors created thereby, including, without limitation, statements regarding the expected future performance and operations of the Company. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties include, but are not limited to, the following: (i) the Company’s ability to effectively execute its strategic plan and achieve profitability and positive cash flows; (ii) the impacts of global economic weakness and volatility; (iii) fluctuations in steel prices and the Company’s ability to offset increases in steel prices through price increases in its products; (iv) the timing of orders for the Company’s products; (v) decreases in United States government spending on projects using the Company’s products, and challenges to the Company’s non-government customers’ liquidity and access to capital funds; (vi) the Company’s ability to successfully negotiate progress-billing arrangements for its large contracts; (vii) fluctuations in crude oil and natural gas prices risks and uncertainties related to the Company’s international business operations; (viii) the Company’s ability to repay its debt, refinance its current expiring United States credit agreement, and renew expiring international credit facilities; (ix) aggressive pricing by existing competitors and the entrance of new competitors in the markets in which the Company operates; (x) the Company’s ability to purchase raw materials at favorable prices and to maintain beneficial relationships with its suppliers; (xi) the Company’s ability to manufacture products free of latent defects and to recover from suppliers who may provide defective materials to the Company; (xii) reductions or cancellations of orders included in the Company’s backlog; (xiii) the Company’s ability to attract and retain senior management and key personnel; (xiv) the Company’s ability to achieve the expected benefits of its growth initiatives; (xv) reversals of previously recorded revenue and profits resulting from inaccurate estimates made in connection with the Company’s percentage-of-completion revenue recognition; (xvi) the Company’s failure to establish and maintain effective internal control over financial reporting; and (xvii) the impact of cybersecurity threats on the Company’s information technology systems. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at https://www.sec.gov and under the Investor Center section of our website (http://investors.permapipe.com.)
Perma-Pipe’s Form 10-Q for the period ended April 30, 2018 will be accessible at www.sec.gov and www.permapipe.com. For more information, visit the Company's website.

PERMA-PIPE INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three Months Ended April 30
	2018	2017
Net sales	$28,889	$23,501
Cost of sales	$24,664	$21,716
Gross profit	$4,225	$1,785

Operating expenses
General and administrative expenses	$3,982	$4,286
Selling expenses	1,142	1,316
Total operating expenses	$5,124	$5,602

Loss from operations	($899)	($3,817)

Interest expense, net	266	157
Loss from operations before income taxes	(1,165)	(3,974)

Income tax benefit	(48)	(485)

Loss from continuing operations	(1,117)	(3,489)

Net loss	(1,117)	(3,489)

Weighted average common shares outstanding
Basic and diluted	7,718	7,610

Loss per share from continuing operations
Basic and diluted	($0.14)	($0.46)
(Loss) earnings per share from discontinued operations
Basic and diluted	$—	$—
Loss per share
Basic and diluted	($0.14)	($0.46)
Note: Earnings per share calculations could be impacted by rounding.

PERMA-PIPE INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

(In thousands except per share data)	April 30, 2018	January 31, 2018
ASSETS	Unaudited
Current assets
Cash and cash equivalents	$9,879	$7,084
Restricted cash	1,101	1,237
Trade accounts receivable, net	29,337	32,936
Inventories, net	15,804	16,856
Prepaid expenses and other current assets	4,609	4,205
Total current assets	60,730	62,318
Property, plant and equipment, net of accumulated depreciation	33,097	34,509
Other assets
Goodwill	2,321	2,423
Other assets	5,381	5,334
Total other assets	7,702	7,757
Total assets	$101,529	$104,584
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Trade accounts payable	$12,301	$14,186
Accrued compensation, incentives, and payroll taxes liabilities	2,785	2,367
Current maturities of long-term debt	11,163	8,026
Other current liabilities, including customer deposits	11,722	14,601
Total current liabilities	37,971	39,180
Long-term liabilities
Long-term debt, less current maturities	7,309	7,728
Other long-term liabilities	5,945	5,864
Total long-term liabilities	13,254	13,592
Stockholders' equity
Total stockholders' equity	50,304	51,812
Total liabilities and stockholders' equity	$101,529	$104,584